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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Metrocall, Inc.'s registration statement on Form S-8 of our report dated February 27, 1998, except for Note
10 as to which the date is December 1, 1998, on our audits of the combined financial statements of AT&T Wireless Services, Inc. -- Messaging Division, a business unit of AT&T Wireless Services, Inc., as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Form 8-K/A of Metrocall, Inc.

                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP

Seattle, Washington
July 1, 1999